Exhibit 107
Calculation of Filing Fee Table
Form S-3
(Form Type)

Cyren Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Debt	Debt Securities
Fees to Be Paid	Equity	Ordinary Shares, par value NIS 3.00 per share
	Other	Warrants
	Other	Subscription Rights
	Unallocated (Universal Shelf)	—	457(o)	(1)	(2)	$50,000,000(2)	$92.70	$4,635(3)
Fees Previously Paid	Unallocated (Universal Shelf)	—		—	—
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal Shelf)	—	415(a)(6)	—	—	$23,673,402	$121.20	$$2,869	S-3	333-233316	August 20, 2019	$2,869
	Total Offering Amounts					$50,000,000		$4,635
	Total Fees Previously Paid							$2,869
	Total Fee Offsets
	Net Fee Due							$1,766

(1)    The amount to be registered consists of up to $50,000,000 of an indeterminate amount of debt securities, ordinary shares, warrants and subscription rights. There is also being registered hereunder such currently indeterminate number of (i) ordinary shares or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities registered hereby, or (ii) debt securities, ordinary shares or subscription rights as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover an indeterminate number of additional ordinary shares that may become issuable by virtue of any dividend, stock split, recapitalization or other similar transaction.
(2)    The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)    Calculated pursuant to Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price. The $50,000,000 of securities registered hereunder, for the purposes of calculating the filing fee, includes $23,673,402 of securities (the “Unsold Securities”) registered pursuant to Registration Statement No. 333-233316 initially filed on August 16, 2019 and declared effective on August 20, 2019 (the “Prior Registration Statement”). The registrant sold an aggregate of $26,326,598 of such securities under the Prior Registration Statement, leaving the balance of $23,673,402 of Unsold Securities, in respect of which the registrant paid an aggregate registration fee of $6,060 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(6), the filing fee of $2,869 associated with the offering of the Unsold Securities is hereby applied to offset the amount of the filing fee in connection with the securities registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.